Preferred Apartment Communities, Inc. Reports Results for Second Quarter Ended 2018

Atlanta, GA, July 30, 2018

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended June 30, 2018. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-21.

"We had another strong quarter across all of our business operations. At the beginning of the year, we increased our focus on results at the property level and our same store net operating income numbers reflect that effort," said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results are presented below:

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% change	2018	2017	% change

Revenues (in thousands)	$96,389	$70,890	36.0%	$186,759	$137,452	35.9%

Per share data:
Net income (loss) (1)	$(0.66)	$(0.40)	—	$(0.81)	$0.09	—

FFO (2)	$0.38	$0.31	22.6%	$0.75	$0.65	15.4%

AFFO (2)	$0.37	$0.31	19.4%	$0.63	$0.58	8.6%

Dividends (3)	$0.255	$0.235	8.5%	$0.505	$0.455	11.0%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-3 and Definitions of Non-GAAP Measures beginning on page S-21.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the second quarter 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 66.8% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 57.4%.

•
For the second quarter 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 68.6% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 58.0%.(A)

•
For the second quarter 2018, our same store net operating income for our established multifamily communities increased approximately 5% as compared to the second quarter 2017. (B) For the quarter ended June 30, 2018, our average established multifamily communities' physical occupancy was 95.2% and our same-store rental revenue grew 3.4% from the second quarter 2017. For the six-month period ended June 30, 2018, our same store net operating income for our established multifamily communities increased approximately 8% as compared to the six-month period ended June 30, 2017.

•
At June 30, 2018, the market value of our common stock was $16.99 per share. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 23.4% through June 30, 2018.

•	As of June 30, 2018, the average age of our multifamily communities was approximately 5.6 years, which is the youngest in the public multifamily REIT industry.

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•
Approximately 89.8% of our permanent property-level mortgage debt has fixed interest rates or has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates.

•
In the second quarter, PAC closed on its first “B” piece investment in the Freddie Mac K program. This investment was approximately $4.6 million and used to purchase a zero coupon security in the ML-04 pool of multifamily mortgages securitized by Freddie Mac. Due to accounting rules, we were required to include the assets, liabilities and cash flows of the entire ML-04 pool on our consolidated balance sheets and consolidated statements of cash flows. Our maximum amount at risk is $4.6 million, the amount of our investment.

•
At June 30, 2018, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 53.9%. Our leverage calculation excludes the gross assets of approximately $266.7 million and liabilities of approximately $261.9 million that we consolidated as a result of our investment in the Freddie Mac K program.

•
As of June 30, 2018, our total assets were approximately $3.9 billion compared to approximately $2.6 billion as of June 30, 2017, an increase of approximately $1.3 billion, or approximately 48.5%. This growth was driven primarily by the acquisition of 23 real estate properties (net of the sale of one property). In addition, our assets increased due to the consolidation of the ML-04 pool.

•
Cash flow from operations for the quarter ended June 30, 2018 was approximately $41.7 million, an increase of approximately $17.7 million, or 73.4%, compared to approximately $24.1 million for the quarter ended June 30, 2017. Cash flow from operations for the second quarter 2018 was more than sufficient to fund our aggregate dividends and distributions for the period, which totaled approximately $31.3 million.

•
On April 11, 2018, we closed on two real estate loan investments aggregating up to approximately $30.2 million in support of a multifamily community project in Alexandria, Virginia. On May 24, 2018, we closed on two real estate loan investments aggregating up to approximately $11.9 million in support of a multifamily community project in Nashville, Tennessee.

•
On May 7, 2018, we terminated our existing purchase options on the Encore, Bishop Street and Hidden River multifamily communities and the Haven 46 and Haven Charlotte student housing properties, all of which are partially supported by real estate loan investments held by us. In exchange, we received termination fees aggregating approximately $12.5 million from the developers. These fees are treated as additional interest revenue and are amortized over the period ending with the earlier of the sale of the underlying property or the maturity of the associated real estate loan. For the second quarter 2018, we recorded approximately $2.2 million of interest revenue related to these transactions.

(A) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-21.

(B) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-21.

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Acquisitions of Properties

During the second quarter 2018, we acquired the following properties:

Property	Location (MSA)	Units	Beds	Leasable square feet

Student housing properties:
The Tradition	College Station, TX	427	808	n/a
The Retreat at Orlando	Orlando, FL	221	894	n/a
The Bloc	Lubbock, TX	140	556	n/a

		788	2,258
Grocery-anchored shopping centers:
Greensboro Village	Nashville, TN	n/a		70,203
Governors Towne Square	Atlanta, GA	n/a		68,658
Neapolitan Way	Naples, FL	n/a		137,580
Conway Plaza	Orlando, FL	n/a		117,705

				394,146

Real Estate Assets

	Owned as of June 30, 2018	Potential additions from real estate loan investment portfolio (1) (2)	Potential total
Multifamily communities:
Properties	31	11	42
Units	9,768	3,226	12,994
Grocery-anchored shopping centers:
Properties	43	—	43
Gross leasable area (square feet)	4,449,860	—	4,449,860
Student housing properties:
Properties	7	1	8
Units	1,679	248	1,927
Beds	5,208	816	6,024
Office buildings:
Properties	5	—	5
Rentable square feet	1,539,000	—	1,539,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2) On May 7, 2018, we terminated purchase options on three multifamily communities and two student housing properties in exchange for aggregate termination fees of approximately $12.5 million. Potential additions to our real estate asset portfolio excludes the properties supported by these five loans.

Subsequent to Quarter End

•	On July 6, 2018, we acquired a grocery-anchored shopping center located in the Charlotte, North Carolina MSA comprising 122,028 square feet of gross leasable area.

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Multifamily Established Communities Financial Data

The following chart presents same store operating results for the Company’s established communities. Effective with the fourth quarter 2017, we define our population of established communities as those that have been stabilized for at least three consecutive months and that have been owned for at least 15 full months as of the end of the first quarter of each year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following multifamily established communities:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Portfolio	McNeil Ranch
Overton Rise	Sorrel	Venue at Lakewood Ranch
Vineyards

At June 30, 2018, our Stone Rise and Stoneridge Farms at Hunt Club multifamily communities were being marketed for sale and are therefore excluded from our established communities same store population.

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Multifamily Established Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	6/30/2018	6/30/2017	$ change	% change
Revenues:
Rental revenues	$11,491	$11,110	$381	3.4%
Other property revenues	1,209	1,081	128	11.8%
Total revenues	12,700	12,191	509	4.2%

Operating expenses:
Property operating and maintenance	1,675	1,571	104	6.6%
Payroll	1,054	1,025	29	2.8%
Property management fees	509	495	14	2.8%
Real estate taxes	1,904	1,912	(8)	(0.4)%
Other	561	523	38	7.3%
Total operating expenses	5,703	5,526	177	3.2%

Same store net operating income	$6,997	$6,665	$332	5.0%

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Reconciliation of Multifamily Established Communities' Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
(in thousands)	6/30/2018	6/30/2017

Same store net operating income	$6,997	$6,665
Add:
Non-same-store property revenues	65,656	44,872
Less:
Non-same-store property operating expenses	24,367	16,788

Property net operating income	48,286	34,749
Add:
Interest revenue on notes receivable	13,658	8,490
Interest revenue on related party notes receivable	4,374	5,338
Less:
Equity stock compensation	950	871
Depreciation and amortization	42,095	28,457
Interest expense	22,347	16,398
Acquisition costs	—	5
Management fees	6,621	4,864
Insurance, professional fees and other expenses	1,068	876
Gain on sale of real estate	2	6,915
Loss on extinguishment of debt	—	888
Income from consolidated VIEs	54	—
Waived asset management and general and administrative expense fees	(1,429)	(171)

Net (loss) income	$(5,278)	$3,304

Multifamily Established Communities' Same Store Net Operating Income

	Six months ended:
(in thousands)	6/30/2018	6/30/2017	$ change	% change
Revenues:
Rental revenues	$22,916	$22,166	$750	3.4%
Other property revenues	2,351	2,164	187	8.6%
Total revenues	25,267	24,330	937	3.9%

Operating expenses:
Property operating and maintenance	3,121	3,026	95	3.1%
Payroll	2,013	2,064	(51)	(2.5)%
Property management fees	1,013	982	31	3.2%
Real estate taxes	3,840	4,054	(214)	(5.3)%
Other	1,086	1,060	26	2.5%
Total operating expenses	11,073	11,186	(113)	(1.0)%

Same store net operating income	$14,194	$13,144	$1,050	8.0%

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Reconciliation of Multifamily Established Communities' Same Store Net Operating Income (NOI) to Net Income

	Six months ended:
(in thousands)	6/30/2018	6/30/2017

Same store net operating income	$14,194	$13,144
Add:
Non-same-store property revenues	128,895	86,531
Less:
Non-same-store property operating expenses	47,016	32,391

Property net operating income	96,073	67,284
Add:
Interest revenue on notes receivable	23,958	16,438
Interest revenue on related party notes receivable	8,639	10,152
Less:
Equity stock compensation	2,085	1,744
Depreciation and amortization	82,711	53,283
Interest expense	43,315	31,407
Acquisition costs	—	14
Management fees	12,862	9,377
Insurance, professional fees and other	1,771	1,780
Gain on sale of real estate	20,356	37,639
Loss on extinguishment of debt	—	888
Income from consolidated VIEs	54	—
Waived asset management and general and administrative expense fees	(2,649)	(346)

Net income	$8,985	$33,366

Capital Markets Activities

During the second quarter 2018, we issued and sold an aggregate of 114,524 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $103.1 million after commissions and other fees. In addition, during the second quarter 2018, we issued 101,760 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $1.2 million.
During the second quarter 2018, we issued and sold an aggregate of 8,360 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $8.1 million after dealer manager fees.
Our outstanding shares of Common Stock totaled approximately 39.7 million shares at June 30, 2018. The market value of our Common Stock was $16.99 per share on June 30, 2018 versus $15.75 on June 30, 2017. Our total equity book value increased 33.0% to approximately $1.4 billion at June 30, 2018 from $1.1 billion at June 30, 2017.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On April 30, 2018, we declared a quarterly dividend on our Common Stock of $0.255 per share for the second quarter 2018. This represents a 8.5% increase in our common stock dividend from our second quarter 2017 common stock dividend of $0.235 per share, and an annualized dividend growth rate of 14.9% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The second quarter dividend was paid on July 16, 2018 to all stockholders of record on June 15, 2018. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.255 per unit for the second quarter 2018, which was paid on July 16, 2018 to all Class A Unit holders of record as of June 15, 2018.

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Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $20.5 million for the quarter ended June 30, 2018 and represent a 6% annual yield. We declared and paid dividends totaling approximately $342,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended June 30, 2018. The mShares have an escalating dividend rate from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, July 31, 2018 at 11:00 a.m. Eastern Time to discuss our second quarter 2018 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, July 31, 2018
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our second quarter 2018 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2018 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.43 - $1.47 per share for the full year 2018.

Revenue - We currently project total revenues to be in the range of $400 million - $440 million for the full year 2018.

AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month periods ended June 30, 2018 and 2017 appear on page S-3 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/2Q18_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 7

insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2018, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

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PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

SECOND QUARTER

SUPPLEMENTAL FINANCIAL DATA

SOARING

2018

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Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Student Housing Properties	S-17
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-19
Office Building Portfolio	S-20
Definitions of Non-GAAP Measures	S-21

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,
(In thousands, except per-share figures)	2018	2017
Revenues:
Rental revenues	$66,199	$48,241
Other property revenues	12,158	8,821
Interest income on loans and notes receivable	13,658	8,490
Interest income from related parties	4,374	5,338
Total revenues	96,389	70,890

Operating expenses:
Property operating and maintenance	10,107	7,198
Property salary and benefits	4,228	3,219
Property management fees	2,776	2,061
Real estate taxes	10,063	7,680
General and administrative	1,957	1,654
Equity compensation to directors and executives	950	871
Depreciation and amortization	42,095	28,457
Acquisition and pursuit costs	—	5
Asset management and general and administrative expense
fees to related party	6,621	4,864
Insurance, professional fees, and other expenses	2,008	1,377

Total operating expenses	80,805	57,386
Waived asset management and general and administrative
expense fees	(1,429)	(171)

Net operating expenses	79,376	57,215
Operating income	17,013	13,675
Interest expense	22,347	16,398
Change in fair value of net assets of consolidated VIE	54	—
Loss on debt extinguishment	—	888
Net income (loss) before gain on sale of real estate	(5,280)	(3,611)
Gain on sale of real estate	2	6,915

Net income (loss)	(5,278)	3,304
Consolidated net (income) loss attributable to non-controlling interests	140	(97)

Net income (loss) attributable to the Company	(5,138)	3,207

Dividends declared to preferred stockholders	(20,924)	(15,235)
Earnings attributable to unvested restricted stock	(6)	(6)

Net loss attributable to common stockholders	$(26,068)	$(12,034)
Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.66)	$(0.40)

Dividends per share declared on Common Stock	$0.255	$0.235

Weighted average number of shares of Common Stock outstanding,
basic and diluted	39,383	29,894

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Reconciliation of FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended June 30,
(In thousands, except per-share figures)		2018	2017

Net (loss) income attributable to common stockholders (See note 1)		$(26,068)	$(12,034)

Add:	Depreciation of real estate assets	29,441	20,616
	Amortization of acquired real estate intangible assets and deferred leasing costs	12,314	7,670
	Income attributable to non-controlling interests (See note 2)	(140)	97
Less:	Gain on sale of real estate	(2)	(6,915)
FFO		15,545	9,434

Add:	Acquisition and pursuit costs	—	5
	Loan cost amortization on acquisition term note	19	43
	Amortization of loan coordination fees paid to the Manager (See note 3)	631	416
	Mortgage loan refinancing and extinguishment costs	20	1,058
	Insurance recovery in excess of weather-related property operating losses (See note 4)	66	—
	Contingent management fees recognized	—	387
	Non-cash equity compensation to directors and executives	950	871
	Amortization of loan closing costs (See note 5)	1,213	1,053
	Depreciation/amortization of non-real estate assets	340	171
	Net loan fees received (See note 6)	411	417
	Accrued interest income received (See note 7)	2,769	2,795
	Cash received for termination of purchase options (See note 8)	2,514	—
	Deemed dividends from cash redemptions of preferred stock	201	—
	Non-cash dividends on Series M Preferred Stock	47	—
	Amortization of lease inducements (See note 9)	311	93
Less:	Non-cash loan interest income (See note 7)	(5,690)	(4,349)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 10)	(2,505)	(1,740)
	Amortization of deferred revenues (See note 11)	(642)	(170)
	Normally recurring capital expenditures and leasing costs (See note 12)	(1,080)	(972)

AFFO		$15,120	$9,512

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$10,104	$7,539
	Distributions to Unitholders (See note 2)	273	212
	Total	$10,377	$7,751

Common Stock dividends and Unitholder distributions per share		$0.255	$0.235

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.38	$0.31
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.37	$0.31

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	39,383	29,894
	Common Stock	1,070	902
	Class A Units	40,453	30,796
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	41,009	32,627

Actual shares of Common Stock outstanding, including 25 and 24 unvested shares
of restricted Common Stock at June 30, 2018 and 2017, respectively		39,750	32,445
Actual Class A Units outstanding at June 30, 2018 and 2017, respectively.		1,070	901
	Total	40,820	33,346

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.64% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders, excluding any gains from sales of real estate assets.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Six months ended June 30,
(In thousands, except per-share figures)		2018	2017

Net (loss) income attributable to common stockholders (See note 1)		$(31,704)	$2,641

Add:	Depreciation of real estate assets	57,153	38,748
	Amortization of acquired real estate intangible assets and deferred leasing costs	24,905	14,202
	Income attributable to non-controlling interests (See note 2)	240	1,096
Less:	Gain on sale of real estate	(20,356)	(37,639)
FFO		30,238	19,048

Add:	Acquisition and pursuit costs	—	14
	Loan cost amortization on acquisition term note	44	70
	Amortization of loan coordination fees paid to the Manager (See note 3)	1,107	771
	Mortgage loan refinancing and extinguishment costs	61	1,058
	Insurance recovery in excess of weather-related property operating losses (See note 4)	(194)	—
	Contingent management fees recognized	—	387
	Non-cash equity compensation to directors and executives	2,085	1,744
	Amortization of loan closing costs (See note 5)	2,258	1,851
	Depreciation/amortization of non-real estate assets	653	333
	Net loan fees received (See note 6)	1,211	417
	Accrued interest income received (See note 7)	4,112	5,319
	Cash received for termination of purchase options (See note 8)	2,514	—
	Deemed dividends from cash redemptions of preferred stock	519	—
	Non-cash dividends on Series M Preferred Stock	153	—
	Amortization of lease inducements (See note 9)	568	93
Less:	Non-cash loan interest income (See note 7)	(10,622)	(8,648)
	Cash paid for loan closing costs	(391)	—
	Amortization of acquired above and below market lease intangibles	(5,694)	(3,556)
	and straight-line rental revenues (See note 10)
	Amortization of deferred revenues (See note 11)	(1,139)	(170)
	Normally recurring capital expenditures and leasing costs (See note 12)	(1,954)	(1,817)

AFFO		$25,529	$16,914

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$19,906	$13,510
	Distributions to Unitholders (See note 2)	540	411
	Total	$20,446	$13,921

Common Stock dividends and Unitholder distributions per share		$0.505	$0.455

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.75	$0.65
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.63	$0.58

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:	39,241	28,423
	Common Stock	1,070	914
	Class A Units	40,311	29,337
	Common Stock and Class A Units

	Diluted Common Stock and Class A Units (B)	41,273	30,855

Actual shares of Common Stock outstanding, including 25 and 24 unvested shares
of restricted Common Stock at June 30, 2018 and 2017, respectively		39,750	32,445
Actual Class A Units outstanding at June 30, 2018 and 2017, respectively.		1,070	901
	Total	40,820	33,346

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.65% weighted average non-controlling interest in the Operating Partnership for the six-month period ended June 30, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders, excluding any gains from sales of real estate assets.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended June 30, 2018 include activity for the four grocery-anchored shopping centers and three student housing properties acquired during the quarter only from their respective dates of acquisition. In addition, the second quarter 2018 period includes a full quarter of activity for the seven multifamily communities, six grocery-anchored shopping centers, two student housing properties and two office buildings acquired during the third and fourth quarters 2017 and first quarter 2018. Rental and other property revenues and expenses for the second quarter 2017 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 1,070,103 Class A Units as of June 30, 2018. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.64% and 2.93% for the three-month periods ended June 30, 2018 and 2017, respectively.

3)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At June 30, 2018, aggregate unamortized loan coordination fees were approximately $12.6 million, which will be amortized over a weighted average remaining loan life of approximately 10.2 years.

4)
We sustained weather-related operating losses due to Hurricane Harvey at our Stone Creek multifamily community during the first and second quarters 2018; these costs are added back to FFO in our calculation of AFFO. Included in these adjustments are the receipt from our insurance carrier of approximately $588,000 for recoveries of lost rent, which was recognized in our statements of operations for the six months ended June 30, 2018. Lost rent and other operating costs incurred during the three-month period ended June 30, 2018 totaled approximately $66,000.

5)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. On March 23, 2018, but effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At June 30, 2018, aggregate unamortized loan costs were approximately $20.8 million, which will be amortized over a weighted average remaining loan life of approximately 7.7 years.

6)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 7).

7)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 6 above) which was earned and accrued prior to those periods presented on various real estate loans.

8)
On May 7, 2018, we terminated our existing purchase options on the Encore, Bishop Street and Hidden River multifamily communities and the Haven 46 and Haven Charlotte student housing properties, all of which are partially supported by real estate loan investments held by us. In exchange, we are to receive termination fees aggregating approximately $12.5 million from the developers. During the second quarter, we received approximately $2.5 million in cash in excess of the recognized termination fees, which are added to FFO in our calculation of AFFO.

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

10)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At June 30, 2018, the balance of unamortized below-market lease intangibles was approximately $40.3 million, which will be recognized over a weighted average remaining lease period of approximately 9.2 years.

11)
This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings, as well as non-cash revenue earned from our investment in the collateralized mortgage-backed security in the Freddie Mac K Program.

12)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-21.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	June 30, 2018	December 31, 2017
Assets
Real estate
Land	$470,014	$406,794
Building and improvements	2,345,033	2,043,853
Tenant improvements	84,988	63,425
Furniture, fixtures, and equipment	255,096	210,779
Construction in progress	18,546	10,491
Gross real estate	3,173,677	2,735,342
Less: accumulated depreciation	(222,785)	(172,756)
Net real estate	2,950,892	2,562,586
Real estate loan investments, net of deferred fee income	314,440	255,345
Real estate loan investments to related parties, net	59,768	131,451
Total real estate and real estate loan investments, net	3,325,100	2,949,382

Cash and cash equivalents	21,303	21,043
Restricted cash	53,982	51,969
Notes receivable	9,400	17,318
Note receivable and revolving lines of credit due from related parties	27,956	22,739
Accrued interest receivable on real estate loans	32,126	26,865
Acquired intangible assets, net of amortization	99,878	102,743
Deferred loan costs on Revolving Line of Credit, net of amortization	1,353	1,385
Deferred offering costs	7,876	6,544
Tenant lease inducements, net	18,827	14,425
Tenant receivables and other assets	43,752	37,957
Variable Interest Entity ("VIE") assets, at fair value	266,673	—
Total assets	$3,908,226	$3,252,370

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	$1,998,514	$1,776,652
Revolving line of credit	38,500	41,800
Term note payable, net of deferred loan costs	—	10,994
Real estate loan investment participation obligation	10,920	13,986
Unearned purchase option termination fees	10,234	—
Deferred revenue	34,352	27,947
Accounts payable and accrued expenses	43,573	31,253
Accrued interest payable	5,998	5,028
Dividends and partnership distributions payable	17,338	15,680
Acquired below market lease intangibles, net of amortization	40,350	38,857
Security deposits and other liabilities	13,091	9,407
VIE liabilities, at fair value	261,879	—
Total liabilities	2,474,749	1,971,604

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 1,463 and 1,250 shares issued; 1,418 and 1,222
shares outstanding at June 30, 2018 and December 31, 2017, respectively	14	12
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 29 and 15 shares issued and outstanding
at June 30, 2018 and December 31, 2017, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
39,726 and 38,565 shares issued and outstanding at
June 30, 2018 and December 31, 2017, respectively	397	386
Additional paid-in capital	1,430,713	1,271,040
Accumulated earnings	—	4,449
Total stockholders' equity	1,431,124	1,275,887
Non-controlling interest	2,353	4,879
Total equity	1,433,477	1,280,766

Total liabilities and equity	$3,908,226	$3,252,370

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(In thousands)	2018	2017
Operating activities:
Net income	$8,985	$33,366
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization expense	82,711	53,283
Amortization of above and below market leases	(2,387)	(1,562)
Deferred revenues and fee income amortization	(2,154)	(804)
Purchase option termination fee amortization	(2,236)	—
Amortization of market discount on assumed debt and lease incentives	699	92
Deferred loan cost amortization	3,279	2,650
(Increase) in accrued interest income on real estate loans	(5,261)	(2,976)
Change in fair value of net assets of consolidated VIE	(54)	—
Equity compensation to executives and directors	2,085	1,744
Gain on sale of real estate	(20,356)	(37,639)
Cash received for purchase option terminations	5,100	—
Loss on extinguishment of debt	—	888
Mortgage interest received from consolidated VIE	861	—
Mortgage interest paid to other participants of consolidated VIE	(861)	—
Other	—	189
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(1,718)	(3,619)
(Increase) in tenant lease incentives	(4,972)	(7,239)
Increase in accounts payable and accrued expenses	7,474	4,137
Increase (decrease) in accrued interest, prepaid rents and other liabilities	1,968	(160)
Net cash provided by operating activities	73,163	42,350

Investing activities:
Investment in real estate loans	(117,771)	(70,320)
Repayments of real estate loans	130,185	9,866
Notes receivable issued	(716)	(3,729)
Notes receivable repaid	8,640	1,967
Note receivable issued to and draws on line of credit by related parties	(24,093)	(14,979)
Repayments of line of credit by related parties	18,652	14,254
Loan origination fees received	2,422	835
Loan origination fees paid to Manager	(1,211)	(417)
Investment in mortgage-backed securities	(4,739)	—
Mortgage principal received from consolidated VIE	171	—
Mortgage principal paid to other participants of consolidated VIE	(171)	—
Acquisition of properties	(405,870)	(222,435)
Disposition of properties, net	42,269	148,105
Receipt of insurance proceeds for capital improvements	412	—
Additions to real estate assets - improvements	(18,268)	(7,563)
(Deposits) on acquisitions	(1,538)	(920)
Net cash used in investing activities	(371,626)	(145,336)

Financing activities:
Proceeds from mortgage notes payable	211,949	156,280
Payments for mortgage notes payable	(35,231)	(116,053)
Payments for mortgage prepayment costs	(4,359)	(6,039)
Payments for deposits and other mortgage loan costs	—	(817)
Proceeds from real estate loan participants	5	166
Payments to real estate loan participants	(3,664)	(2,467)
Proceeds from lines of credit	237,100	97,000
Payments on lines of credit	(240,400)	(186,000)
Repayment of the Term Loan	(11,000)	—
Proceeds from sales of Units, net of offering costs and redemptions	204,201	132,620

(Continued on next page)

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Six months ended June 30,
(In thousands)	2018	2017
Proceeds from sales of Common Stock	—	56,116
Proceeds from exercises of warrants	12,374	14,901
Payments for redemptions of preferred stock	(8,994)	(3,921)
Common Stock dividends paid	(19,378)	(11,711)
Preferred stock dividends paid	(39,310)	(28,990)
Distributions to non-controlling interests	(489)	(394)
Payments for deferred offering costs	(2,068)	(4,459)
Net cash provided by financing activities	300,736	96,232

Net increase (decrease) in cash, cash equivalents and restricted cash	2,273	(6,754)
Cash, cash equivalents and restricted cash, beginning of period	73,012	67,715
Cash, cash equivalents and restricted cash, end of period	$75,285	$60,961

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					June 30, 2018	December 31, 2017

Multifamily communities:				(in thousands)
Encore	Atlanta, GA	4/8/2019	10/8/2020	$10,958	$10,958	$10,958	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/8/2020	9,758	7,931	7,521	8.5 / 5
Palisades	Northern VA	5/17/2019	N/A	17,270	17,132	17,111	8 / 5
Fusion	Irvine, CA	12/1/2018	5/31/2020	70,835	67,412	58,447	8.5 / 7.5
Green Park	Atlanta, GA	2/28/2018	N/A	—	—	11,464	8.5 / 5.83
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693	12,673	12,145	8.5 / 6.5
Hidden River	Tampa, FL	12/3/2018	12/3/2020	4,735	4,735	4,735	8.5 / 6.5
Hidden River Capital	Tampa, FL	12/4/2018	12/4/2020	5,380	5,261	5,041	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,365	3,365	3,365	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916	3,782	3,624	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2019	6/26/2020	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	13,537	12,972	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	3,744	3,716	3,561	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	—	—	30,571	10.5 / 0
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	54,603	—	8.5 / 6.0
The Anson (2)	Nashville, TN	6/1/2018	N/A	—	—	2,261	12 / 0
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	—	—	8.5 / 4.5
The Anson	Nashville, TN	11/24/2021	11/24/2023	5,659	68	—	8.5 / 4.5
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416	7,774	3,521	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,211	4,994	8.5 / 5.5
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	18,906	13,400	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749	10,281	4,951	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	4,968	4,761	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336	6,526	850	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	5,775	5,530	8.5 / 5
Cameron Park	Alexandria, VA	10/11/2021	10/11/2023	21,340	6,126	—	8.5 / 3
Cameron Park Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	7,236	—	8.5 / 3

Continued on next page

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					June 30, 2018	December 31, 2017

Table continued
Student housing properties:				(in thousands)
Haven 12	Starkville, MS	12/17/2018	11/30/2020	6,116	6,116	5,816	8.5 / 0
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,820	9,820	9,820	8.5 / 5
Haven Northgate (3)	College Station, TX	6/20/2019	N/A	—	—	65,724	(4) / 1.5
Lubbock II (3)	Lubbock, TX	4/20/2019	N/A	—	—	9,357	8.5 / 0
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,582	18,637	17,039	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201	8,167	7,795	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	10,859	1,610	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	7,456	7,145	8.5 / 5.5

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857	12,857	12,857	8.5 / 6.9 (5)

Other:
Crescent Avenue (6)	Atlanta, GA	4/13/2018	N/A	—	—	8,500	10 / 5
North Augusta Ballpark	North Augusta, SC	1/15/2021	1/15/2024	3,500	3,143	—	9 / 6

				$512,810	376,091	388,506
Unamortized loan origination fees					(1,883)	(1,710)

Carrying amount					$374,208	$386,796
(Table continued on next page)

(Continued from previous page)

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Effective May 24, 2018, the land acquisition bridge loan was converted into a real estate loan and a capital loan, shown below.
(3) The loan was repaid in full in connection with our acquisition of the underlying property.
(4) The current interest rate on the Haven Northgate loan was a variable rate of 600 basis points over LIBOR.
(5) Effective January 1, 2018, the deferred interest rate increased to 6.9% per annum until the accumulated accrued interest balance reaches $250, at which point the deferred interest rate reverts to 5.0%.

6) The loan was repaid in full on June 20, 2018.

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 10 and 60 basis points, depending on the loan. As of June 30, 2018, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

			Total units upon	Purchase option window
Project/Property	Location		completion (1)	Begin	End

Multifamily communities:
Encore	Atlanta, GA	(2)	—	N/A	N/A
Palisades	Northern VA		304	1/1/2019	5/31/2019
Fusion	Irvine, CA		280	10/1/2018	1/1/2019
Bishop Street	Atlanta, GA	(2)	—	N/A	N/A
Hidden River	Tampa, FL	(2)	—	N/A	N/A
CityPark II	Charlotte, NC		200	9/30/2018	12/31/2018
Park 35 on Clairmont	Birmingham, AL		271	8/1/2018	9/1/2018
Fort Myers	Fort Myers, FL		224	S + 90 days (3)	S + 150 days (3)
Wiregrass	Tampa, FL		392	S + 90 days (3)	S + 150 days (3)
360 Forsyth	Atlanta, GA		356	S + 90 days (3)	S + 150 days (3)
Morosgo	Atlanta, GA		258	S + 90 days (3)	S + 150 days (3)
University City Gateway	Charlotte, NC		338	S + 90 days (3)	S + 150 days (3)
Berryessa	San Jose, CA		—	N/A	N/A
The Anson	Nashville, TN		301	S + 90 days (3)	S + 150 days (3)
North Augusta Ballpark	North Augusta, SC		—	N/A	N/A
Cameron Park	Alexandria, VA		302	S + 90 days (3)	S + 150 days (3)

Student housing properties:
Haven46	Tampa, FL	(2)	—	N/A	N/A
Haven Charlotte	Charlotte, NC	(2)	—	N/A	N/A
Solis Kennesaw	Atlanta, GA		248	(4)	(4)

			3,474

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The Berryessa and North Augusta Ballpark projects do not include exclusive purchase options, but we hold a Right of First Offer on these projects at prices acceptable to us and the developer.

(2) On May 7, 2018, these five purchase options were terminated, in exchange for an aggregate $12.5 million in termination fees from the developers.
(3) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2018		December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Stone Rise	7/3/2014	$23,659		$23,939	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	10/31/2017	38,685		39,019	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,357		13,357	4/1/2021	4.49%	Fixed rate		4/30/2019
McNeil Ranch	1/24/2013	13,554		13,646	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	—	(2)	19,773	2/1/2020	3.13%	Fixed rate		2/28/2018
Stoneridge	9/26/2014	25,831		26,136	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,357		34,672	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,438		21,675	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,184		27,467	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	29,037		29,348	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely Resort	6/24/2015	32,137		32,471	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,805		21,038	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	40,110		40,523	8/1/2024	3.69%	160	(3)	8/31/2016
Citi Lakes	9/3/2015	41,974		42,396	4/1/2023	4.26%	217	(4)	N/A
Stone Creek	6/22/2017	20,304		20,467	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	29,644		30,009	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,635		17,802	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,602		39,981	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	77,800		77,800	1/5/2019	4.39%	230		1/4/2019
Crosstown Walk	1/15/2016	31,183		31,486	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	66,328		66,912	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	34,732		35,073	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,470		32,801	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	29,684		29,970	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	34,928		35,210	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	31,011		31,271	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,592		26,801	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	38,723		39,066	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	31,483		31,760	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,535		37,847	11/1/2024	4.19%	Fixed rate	(5)	N/A
Reserve at Summit Crossing	9/29/2017	19,837		20,017	10/1/2024	3.87%	Fixed rate		N/A

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Overlook at Crosstown Walk	11/21/2017	22,040	22,231	12/1/2024	3.95%	Fixed rate		N/A
Colony at Centerpointe	12/20/2017	33,087	33,346	10/1/2026	3.68%	Fixed rate		N/A
Lux at Sorrel	1/9/2018	31,340	—	2/1/2030	3.91%	Fixed rate		N/A
Green Park	2/28/2018	39,580	—	3/10/2028	4.09%	Fixed rate		N/A

Total multifamily communities		1,087,666	1,045,310

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,366	9,470	10/1/2019	3.36%	Fixed rate		10/31/2015
Parkway Town Centre	9/5/2014	6,812	6,887	10/1/2019	3.36%	Fixed rate		10/31/2015
Woodstock Crossing	8/8/2014	2,962	2,989	9/1/2021	4.71%	Fixed rate		N/A
Deltona Landings	9/30/2014	6,700	6,778	10/1/2019	3.48%	Fixed rate		N/A
Powder Springs	9/30/2014	7,070	7,152	10/1/2019	3.48%	Fixed rate		N/A
Kingwood Glen	9/30/2014	11,211	11,340	10/1/2019	3.48%	Fixed rate		N/A
Barclay Crossing	9/30/2014	6,303	6,376	10/1/2019	3.48%	Fixed rate		N/A
Sweetgrass Corner	9/30/2014	7,644	7,731	10/1/2019	3.58%	Fixed rate		N/A
Parkway Centre	9/30/2014	4,390	4,441	10/1/2019	3.48%	Fixed rate		N/A
The Market at Salem Cove	10/6/2014	9,339	9,423	11/1/2024	4.21%	Fixed rate		11/30/2016
Independence Square	8/27/2015	11,843	11,967	9/1/2022	3.93%	Fixed rate		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,617	9,690	9/4/2020	4.48%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,109	20,301	1/1/2026	4.19%	Fixed rate		N/A
Summit Point	10/30/2015	12,035	12,208	11/1/2022	3.57%	Fixed rate		N/A
East Gate Shopping Center	4/29/2016	5,505	5,578	5/1/2026	3.97%	Fixed rate		N/A
Fury's Ferry	4/29/2016	6,359	6,444	5/1/2026	3.97%	Fixed rate		N/A
Rosewood Shopping Center	4/29/2016	4,271	4,328	5/1/2026	3.97%	Fixed rate		N/A
Southgate Village	4/29/2016	7,593	7,694	5/1/2026	3.97%	Fixed rate		N/A
The Market at Victory Village	5/16/2016	9,140	9,214	9/11/2024	4.40%	Fixed rate		10/10/2017
Wade Green Village	4/7/2016	7,893	7,969	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	28,643	29,023	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	12,981	13,162	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	8/8/2016	24,994	25,322	9/1/2021	4.23%	225	(6)	N/A
Sandy Plains Exchange	8/8/2016	9,068	9,194	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	12,122	12,291	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,972	9,097	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,259	9,388	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	16,110	16,241	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	4.99%	300	(7)	11/1/2021

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	June 30, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
Castleberry-Southard	4/21/2017	11,280	11,383	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	14,009	14,142	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,438	10,566	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	18,160	18,388	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,640	8,741	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	8,852	8,963	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	18,813	19,000	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,955	—	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,550	—	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	11,375	—	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,783	—	7/5/2028	4.29%	Fixed rate		N/A

Total grocery-anchored shopping centers		447,566	410,281

Student housing properties:
North by Northwest	6/1/2016	32,388	32,767	10/1/2022	4.02%	Fixed rate		N/A
SoL	3/29/2018	37,485	37,485	1/29/2019	4.19%	210		1/29/2019
Stadium Village	10/27/2017	46,514	46,930	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	5.09%	300		1/5/2020
The Tradition	5/10/2018	30,000	—	6/6/2021	6.09%	400	(8)	6/6/2021
Retreat at Orlando	5/31/2018	47,125	—	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	—	7/9/2021	5.64%	355	(9)	7/9/2021

Total student housing properties		253,878	148,582

Office buildings:
Brookwood Center	8/29/2016	31,853	32,219	9/10/2031	3.52%	Fixed rate		10/9/2017
Galleria 75	11/4/2016	5,621	5,716	7/1/2022	4.25%	Fixed rate		N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate		1/31/2022
Westridge at La Cantera	11/13/2017	53,808	54,440	12/10/2028	4.10%	Fixed rate		N/A
Armour Yards	1/29/2018	40,000	—	2/1/2028	4.10%	Fixed rate		2/29/2020

Total office buildings		246,782	207,875
Grand total		2,035,892	1,812,048
Less: deferred loan costs		(32,361)	(30,249)
Less: below market debt adjustment		(5,017)	(5,147)
Mortgage notes, net		$1,998,514	$1,776,652

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On date, the Company legally defeased the mortgage loan in conjunction with the sale of its Lake Cameron property, located in Raleigh, NC. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of approximately $355.

(3) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(4) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(5) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(6) The interest rate has a floor of 2.7%.
(7) The interest rate has a floor of 3.25%.
(8) The interest rate has a floor of 5.6%.
(9) The interest rate has a floor of 5.25%.

Multifamily Communities

As of June 30, 2018, our multifamily community portfolio consisted of the following properties:

				Three months ended June 30, 2018
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Established Communities:
McNeil Ranch	Austin, TX	192	1,071	96.4%	$1,232
Avenues at Cypress	Houston, TX	240	1,170	92.8%	$1,439
Avenues at Northpointe	Houston, TX	280	1,167	96.7%	$1,339
Vineyards	Houston, TX	369	1,122	96.4%	$1,154
Aster at Lely Resort	Naples, FL	308	1,071	94.8%	$1,472
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	95.8%	$1,578
Citi Lakes	Orlando, FL	346	984	95.0%	$1,410
Lenox Portfolio	Nashville, TN	474	861	95.4%	$1,210
Overton Rise	Atlanta, GA	294	1,018	94.0%	$1,509
Sorrel	Jacksonville, FL	290	1,048	94.4%	$1,263

Total/Average Established Communities		3,030		95.2%

Summit Crossing	Atlanta, GA	485	1,053	95.9%	$1,177
CityPark View	Charlotte, NC	284	948	—	$1,079
Avenues at Creekside	San Antonio, TX	395	974	—	$1,152
Stone Creek	Houston, TX	246	852	—	$1,049
525 Avalon Park	Orlando, FL	487	1,394	—	$1,414
Retreat at Greystone	Birmingham, AL	312	1,100	96.0%	$1,227
Broadstone at Citrus Village	Tampa, FL	296	980	97.2%	$1,276
Stone Rise	Philadelphia, PA	216	1,078	—	$1,443
Stoneridge Farms at the Hunt Club	Nashville, TN	364	1,153	—	$1,098
Founders Village	Williamsburg, VA	247	1,070	94.6%	$1,372
Crosstown Walk	Tampa, FL	342	981	94.2%	$1,282
Claiborne Crossing	Louisville, KY	242	1,204	97.9%	$1,306
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	—	$1,509
Adara Overland Park	Kansas City, KS	260	1,116	96.3%	$1,310
Aldridge at Town Village	Atlanta, GA	300	969	96.7%	$1,319
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	95.2%	$1,321
Overlook at Crosstown Walk	Tampa, FL	180	986	95.0%	$1,379
Colony at Centerpointe	Richmond, VA	255	1,149	93.9%	$1,328
Lux at Sorrel	Jacksonville, FL	265	1,025	93.7%	$1,393
Green Park	Atlanta, GA	310	985	94.7%	$1,435

Value-add project:
Village at Baldwin Park	Orlando, FL	528	1,069	—	$1,621

		6,466
Joint venture:
City Vista	Pittsburgh, PA	272	1,023	95.2%	$1,341

Total PAC Non-Established Communities		6,738
Average stabilized physical occupancy				95.3%

Total multifamily community units		9,768

For the three-month period ended June 30, 2018, our average established multifamily communities' physical occupancy was 95.2%. We calculate average established physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended June 30, 2018, our average stabilized physical occupancy was 95.3%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

the three-month period ended June 30, 2018, our average economic occupancy was 95.3%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, Luxe at Lakewood Ranch, CityPark View and Avenues at Creekside). We also exclude properties which are currently being marketed for sale, which included Stone Rise and Stoneridge Farms at Hunt Club at June 30, 2018.

Student Housing Properties

As of June 30, 2018, our student housing portfolio consisted of the following properties:

					Three months ended June 30, 2018
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy	Average rent per bed
Student housing properties:
North by Northwest	Tallahassee, FL	219	679	1,250	97.9%	$724
SoL	Tempe, AZ	224	639	1,296	92.5%	$712
Stadium Village (1)	Atlanta, GA	198	792	1,466	99.3%	$671
Ursa (1)	Waco, TX	250	840	1,634	—	n/a
The Tradition	College Station, TX	427	808	549	—	n/a
The Retreat at Orlando	Orlando, FL	221	894	2,036	—	n/a
The Bloc	Lubbock, TX	140	556	1,394	—	n/a

		1,679	5,208
(1) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

For the three-month period ended June 30, 2018, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$75	$30.63	$—	$—	$75	$30.63
Carpets	311	127.54	—	—	311	127.54
Wood / vinyl flooring	77	31.64	—	—	77	31.64
Mini blinds and ceiling fans	35	14.19	—	—	35	14.19
Fire safety	9	3.8	103	42.43	112	46.23
HVAC	111	45.75	—	—	111	45.75
Computers, equipment, misc.	7	2.99	105	42.96	112	45.95
Elevators	—	—	9	3.86	9	3.86
Exterior painting	—	—	61	24.95	61	24.95
Leasing office and other common amenities	40	16.56	423	173.73	463	190.29
Major structural projects	—	—	474	194.59	474	194.59
Cabinets and countertop upgrades	—	—	256	105.1	256	105.10
Landscaping and fencing	5	1.85	187	76.73	192	78.58
Parking lot	71	29.18	256	105.27	327	134.45
Common area items	—	0.18	42	17.38	42	17.56
Totals	$741	$304.31	$1,916	$787	$2,657	$1,091.31

For the three-month period ended June 30, 2018, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$7	$24.32	$—	$—	$7	$24.32
Carpets	1	3.54	—	—	1	3.54
Wood / vinyl flooring	5	16.84	—	—	5	16.84
Mini blinds and ceiling fans	—	1.08	—	—	—	1.08
Fire safety	—	—	—	—	—	—
HVAC	23	75.71	—	—	23	75.71
Computers, equipment, misc.	4	13.68	6	19.03	10	32.71
Elevators	—	—	—	—	—	—
Exterior painting	—	—	11	35.34	11	35.34
Leasing office and other common amenities	20	64.96	225	746.41	245	811.37
Major structural projects	—	—	129	428.96	129	428.96
Cabinets and counter top upgrades	—	—	1	2.42	1	2.42
Landscaping and fencing	—	—	55	183.01	55	183.01
Parking lot	—	—	2	6.64	2	6.64
Common area items	2	7.73	14	46.42	16	54.15
Totals	$62	$207.86	$443	$1,468.23	$505	$1,676.09

SECOND QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 17

Grocery-Anchored Shopping Center Portfolio

As of June 30, 2018, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658	98.0%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711	95.8%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	96.9%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	94.2%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	85.7%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	96.0%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	100.0%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	98.2%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
Greensboro Village	Nashville, TN	2005	70,203	98.3%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	100.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Conway Plaza	Orlando, FL	1966	117,705	92.3%	Publix
Crossroads Market	Naples, FL	1993	126,895	98.1%	Publix
Neapolitan Way	Naples, FL	1985	137,580	88.2%	Publix
Champions Village	Houston, TX	1973	383,346	79.2%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	84.9%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	95.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	73.5%	Aldi
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	98.6%	Kroger
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

Grand total/weighted average			4,449,860	94.4%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of June 30, 2018, our grocery-anchored shopping center portfolio was 94.4% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of June 30, 2018 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	4	7,560	0.2%
2018	51	107,601	2.6%
2019	107	628,202	14.9%
2020	119	523,480	12.5%
2021	112	506,370	12.0%
2022	103	344,821	8.2%
2023	72	347,887	8.3%
2024	24	560,944	13.3%
2025	26	429,810	10.2%
2026	12	143,471	3.4%
2027	19	121,551	2.9%
2028+	26	480,822	11.5%

Total	675	4,202,519	100.0%

The Company's Quarterly Report on Form 10-Q for second quarter 2018 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the second quarter 2018 totaled $235,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of June 30, 2018, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	97%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Armour Yards	Atlanta, GA	187,000	96%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%

		1,539,000	98%

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	495,409	34.3%	$11,410
State Farm Mutual Automobile Insurance Company	183,168	9.9%	3,300
Harland Clarke Corporation	129,016	8.5%	2,810
United Services Automobile Association	129,015	9.2%	3,042
Southern Natural Gas Company, LLC	63,113	5.6%	1,856

	999,721	67.5%	$22,418

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2018	2,483	0.2%
2019	22,890	1.5%
2020	110,596	7.4%
2021	231,549	15.5%
2022	41,532	2.8%
2023	96,775	6.5%
2024	24,120	1.6%
2025	58,276	3.9%
2026	—	—%
2027	258,031	17.3%
2028+	645,364	43.3%

Total	1,491,616	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $41,000 during the second quarter 2018. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

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Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Established Communities' Same Store Net Operating Income (NOI)

We use same store net operating income as an operational metric for our established communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of established communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or

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originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At June 30, 2018, the Company was the approximate 97.4% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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